VSE Corporation Announces Third Quarter 2022 Results

ALEXANDRIA, Va., October 26, 2022 - VSE Corporation (NASDAQ: VSEC, "VSE", or the "Company"), a leading provider of aftermarket distribution and maintenance, repair and overhaul ("MRO") services for land, sea and air transportation assets for government and commercial markets, today announced results for the third quarter 2022.

THIRD QUARTER 2022 RESULTS
(As compared to the Third Quarter 2021)

▪Total Revenues of $242.5 million increased 21%
▪GAAP Net Income of $9.4 million decreased 4%
▪GAAP EPS (Diluted) of $0.73 decreased 3%
▪Adjusted EBITDA of $24.0 million increased 12%
▪Adjusted Net Income of $9.8 million remained flat
▪Adjusted EPS (Diluted) of $0.76 remained flat

MANAGEMENT COMMENTARY

“VSE delivered a strong quarter with growth in revenue, profitability and free cash flow; as our teams continue to successfully execute our long-term business transformation strategy,” stated John Cuomo, President and CEO of VSE Corporation. “All three business segments reported year-over-year revenue growth, with the Aviation and Fleet segments recording their highest year-to-date revenue in company history,” continued Cuomo.

“Our Aviation segment reported revenue increases of 40% and an adjusted EBITDA increase of 86% or 326 basis points in the third quarter. Strong margins drove the quarter, along with revenue increases supported by growth in both MRO and distribution across all customer market segments. In addition to a strong quarter of financial results and program execution, we announced significant new business that expands our geographic presence and leverage our proven distribution and product line management capabilities. These include four new exclusive distribution agreements valued at approximately $350 million,” continued Cuomo.

“In the Fleet segment, commercial revenue increased by 23% on a year-over-year basis, representing approximately 40% of total Fleet segment revenue for the third consecutive quarter. To meet growing commercial demand and drive our revenue diversification strategy, we announced a new distribution facility outside of Memphis, Tennessee which will be dedicated to supporting commercial and e-commerce fulfillment customers,” continued Cuomo.

“Through the first nine months of 2022, we’ve won significant new business, accelerated our long-term business transformation strategy, and generated strong year-over-year organic growth in revenue, net income, and EBITDA. I’m proud of the VSE team, the strong customer and supplier focused implementation of new programs, and the many recent new business awards,” concluded Cuomo.

“Disciplined balance sheet management remains a key area of focus for our team,” stated Stephen Griffin, CFO of VSE Corporation. “VSE generated strong free cash flow of $11.3 million in the third quarter, in line with our previously communicated expectations. In October, we amended the existing loan agreement with our commercial banking syndicate and extended the term to 2025. This amendment supports the flexibility to grow revenue through organic and inorganic investments, including the recent new business announcements. We expect strong cash flow to continue following these new investments, which will further our goal of driving sustainable, long-term revenue.”

STRATEGIC UPDATE

During the third quarter, VSE continued to effectively execute its business transformation roadmap, with a focus on developing a leading aftermarket parts distribution and MRO services platform that addresses underserved, high-growth market segments. This value creation strategy is driven by a focus on new business and sustainable recurring revenue channels, growth in adjusted EBITDA, and optimization of legacy programs.

New Business and Long-Term, Sustainable Revenue Channels:

•In October 2022, the Aviation segment announced an expansion of the existing Pratt & Whitney Canada distribution agreement to now include the Asia Pacific region. Under the terms of this new expanded agreement, VSE Aviation will provide engine spare parts and engine accessory exchange support to Business & General Aviation (B&GA) engine operators, customers, and maintenance providers throughout the Asia Pacific region. This 15-year agreement expands the Company’s international reach and builds upon the success of recent program execution excellence.

•During the quarter, the Aviation segment secured a new 2-year agreement to distribute over 200,000 spare parts supporting Embraer business jets, including Phenom, Praetor, Legacy, and Lineage airframes. This new agreement builds on the VSE brand of supporting airframe OEMs with aftermarket support for both in-production and late-in-life stages in the B&GA market.

•The Fleet segment revenue diversification strategy continued to progress in the quarter with commercial revenue growth of 23% year-over-year. Year-to-date commercial revenue represented 39% of total segment revenue.

•To support continued e-commerce and e-commerce fulfillment growth, the Fleet segment announced plans to open a new distribution warehouse and e-commerce fulfillment center of excellence in the greater Memphis, Tennessee area. This new, state-of-the-art, 425,000 square foot facility will double the company’s existing warehouse footprint. The facility is scheduled to begin servicing customers in the first quarter of 2023, with on-hand stock of more than 175,000 SKUs once fully operational.

•The Federal & Defense segment secured $5 million in new bookings with the new VSE Distribution and Logistics capability and delivered a book to bill of 2.6x in the third quarter 2022. This new capability and revenue opportunity remains a growth channel for the segment.

Growing Adjusted EBITDA:

•Aviation segment adjusted EBITDA grew to $13.6 million in the third quarter, an increase of 86% versus the prior-year period, with segment EBITDA margin expansion of +326 bps year-over-year. The successful implementation of recently awarded distribution programs and increased MRO activity drove profitability improvements.

•Fleet segment adjusted EBITDA grew to $8.7 million, up 13% year-over-year. Steady contributions from USPS revenue combined with strong commercial growth contributed to adjusted EBITDA growth. Growing total segment adjusted EBITDA remains a critical component of Fleet segment strategy.

Optimizing Legacy Programs:

•The Aviation segment secured multiple multi-year contract renewals supporting sustained revenue while expanding VSE's scope and improving cross-selling opportunities. In October 2022, VSE Aviation entered into two exclusive distribution agreements with an established OEM partner to distribute inertial reference systems globally and fuselage mounted antenna (FMA) systems in Europe, Middle East, Africa and India (EMEAI). The expanded agreements will generate revenue opportunities as both new and existing business jet customers leverage the full breadth of the Company’s combined distribution and repair capabilities.

•Fleet segment USPS revenue grew to $39.1 million, up 7% in the third quarter versus the prior-year period. For the past 33 years, the Fleet segment has been, and continues to be, an essential part of USPS maintenance operations in support of its complex supply chain, servicing all vehicle types in the 230,000+ unit USPS fleet.

•Federal & Defense segment revenue increased in the quarter supported by the Naval Sea Systems Command (NAVSEA) program, which increased 82% year-over-year in the third quarter, primarily resulting from Foreign Military Sales (FMS) support. Activity on our FMS Program increased over the past year, driven by work to transfer a naval frigate to Bahrain. Additionally, in August 2022, the Federal & Defense segment was awarded an $86 million ceiling addition to the existing NAVSEA bridge contract in support of FMS requirements for the Egyptian Navy, supporting follow on technical services through 2024.

SEGMENT RESULTS

Aviation segment revenue increased 40% year-over-year to a record $102.6 million in the third quarter 2022. The year-over-year revenue improvement was attributable to share gains within the B&GA market and continued commercial aftermarket recovery, aligned with global revenue passenger kilometers. Aviation distribution and repair revenue increased 35% and 55%, respectively, in the third quarter versus the prior-year period. The Aviation segment reported operating income of $10.0 million in the third quarter, compared to $3.7 million in the same period of 2021. Segment adjusted EBITDA increased by 86% in the third quarter to $13.6 million, versus $7.3 million in the prior-year period. Adjusted EBITDA margins were 13.2%, an increase of 326 basis points versus the prior-year period, driven by execution of new program awards and continued end-market recovery.

Fleet segment revenue increased 7% year-over-year to $64.8 million in the third quarter 2022. Revenues from commercial customers increased 23% on a year-over-year basis, driven by growth in commercial fleet demand and e-commerce fulfillment sales. Commercial revenue represented more than 39% of total Fleet segment revenue in the period for the third consecutive quarter. Segment adjusted EBITDA increased 13% year-over-year to $8.7 million, while adjusted EBITDA margin was 13.5%, an increase of 64 basis points versus the prior-year period.

Federal & Defense segment revenue increased 12% year-over-year to $75.1 million in the third quarter 2022, driven by growth in the Foreign Military Sales (FMS) program with the U.S. Navy along with a steady increase in Defense Logistics Agency (DLA) distribution services. The Federal & Defense segment reported operating income of $1.9 million in the third quarter 2022. Segment adjusted EBITDA declined 57% year-over-year to $2.8 million in the period, given a higher mix of cost-plus contracts. Funded backlog increased 8% year-to-date to $199 million, while bookings increased 7% on a year-to-date basis.

FINANCIAL RESOURCES AND LIQUIDITY

As of September 30, 2022, the Company had $99 million in cash and unused commitment availability under its $350 million revolving credit facility maturing in 2024. As of September 30, 2022, VSE had total net debt outstanding of $298 million and $86.9 million of trailing-twelve months adjusted EBITDA.

In October 2022, the Company entered into an amendment to its loan agreement which, among other things, extended the maturity dates with respect to the revolving credit facility and term loan facility to October 2025, transitioned its index to Secured Overnight Financing Rate (SOFR) term rates, and lowered the applicable base margins with modified Total Funded Debt to EBITDA Ratio requirements.

THIRD QUARTER RESULTS

	Three months ended September 30,			Nine months ended September 30,
(in thousands, except per share data)	2022	2021	% Change	2022	2021	% Change
Revenues	$242,487	$200,582	20.9%	$715,439	$540,675	32.3%
Operating income	$17,272	$13,892	24.3%	$43,337	$10,781	302.0%
Net income	$9,419	$9,021	4.4%	$23,211	$1,766	1,214.3%
EPS (Diluted)	$0.73	$0.71	2.8%	$1.81	$0.14	1,192.9%

THIRD QUARTER SEGMENT RESULTS

The following is a summary of revenues and operating income (loss) for the three and nine months ended September 30, 2022 and September 30, 2021:

	Three months ended September 30,			Nine months ended September 30,
(in thousands)	2022	2021	% Change	2022	2021	% Change
Revenues:
Aviation	$102,625	$73,124	40.3%	$300,934	$165,010	82.4%
Fleet	64,754	60,268	7.4%	196,526	173,072	13.6%
Federal & Defense	75,108	67,190	11.8%	217,979	202,593	7.6%
Total revenues	$242,487	$200,582	20.9%	$715,439	$540,675	32.3%

Operating income (loss):
Aviation	$10,017	$3,719	169.3%	$24,089	$(18,885)	NM(1)
Fleet	6,539	5,387	21.4%	18,286	15,128	20.9%
Federal & Defense	1,939	5,386	(64.0)%	3,803	17,410	(78.2)%
Corporate/unallocated expenses	(1,223)	(600)	103.8%	(2,841)	(2,872)	(1.1)%
Operating income	$17,272	$13,892	24.3%	$43,337	$10,781	302.0%

(1) Not meaningful as prior period was a net loss

The Company reported $4.7 million and $7.4 million of total capital expenditures for three and nine months ended September 30, 2022.

NON-GAAP MEASURES

In addition to the financial measures prepared in accordance with generally accepted accounting principles ("GAAP"), this earnings release also contains Non-GAAP financial measures. These measures provide useful information to investors, and a reconciliation of these measures to the most directly comparable GAAP measures and other information relating to these Non-GAAP measures is included in the supplemental schedules attached.

NON-GAAP FINANCIAL INFORMATION

Reconciliation of Adjusted Net Income and Adjusted EPS to Net Income

	Three months ended September 30,		Nine months ended September 30,
(in thousands)	2022	2021	2022	2021
Net income	$9,419	$9,021	$23,211	$1,766
Adjustments to net income:
Acquisition, integration and restructuring costs	353	876	985	1,422
Executive transition costs	—	84	—	905
Inventory reserve	—	—	—	24,420
Non-recurring professional fees	111	—	329	—
Forward contract loss provision	—	—	3,482	—
Russia/Ukraine conflict (1)	—	—	2,335	—
	9,883	9,981	30,342	28,513
Tax impact of adjusted items	(116)	(240)	(1,781)	(5,838)
Adjusted net income	$9,767	$9,741	$28,561	$22,675
Weighted average dilutive shares	12,834	12,775	12,816	12,573
Adjusted EPS (Diluted)	$0.76	$0.76	$2.23	$1.80

(1) Adjustment represents a non-cash charge recorded to reduce the carrying amount of accounts receivable and inventory related to the Russia/Ukraine military conflict.

Reconciliation of Consolidated EBITDA and Adjusted EBITDA to Net Income

	Three months ended September 30,		Nine months ended September 30,
(in thousands)	2022	2021	2022	2021
Net income	$9,419	$9,021	$23,211	$1,766
Interest expense	4,818	2,780	12,299	8,476
Income taxes	3,035	2,091	7,827	539
Amortization of intangible assets	4,233	4,921	13,406	13,812
Depreciation and other amortization	1,986	1,599	5,244	4,383
EBITDA	23,491	20,412	61,987	28,976
Acquisition, integration and restructuring costs	353	876	985	1,422
Executive transition costs	—	84	—	905
Inventory reserve	—	—	—	24,420
Non-recurring professional fees	111	—	329	—
Forward contract loss provision	—	—	3,482	—
Russia/Ukraine conflict (1)	—	—	2,335	—
Adjusted EBITDA	$23,955	$21,372	$69,118	$55,723

(1) Adjustment represents a non-cash charge recorded to reduce the carrying amount of accounts receivable and inventory related to the Russia/Ukraine military conflict.

Adjusted EBITDA Summary
	Three months ended September 30,			Nine months ended September 30,
(in thousands)	2022	2021	% Change	2022	2021	% Change
Aviation	$13,570	$7,282	86.3%	$36,369	$13,514	169.1%
Fleet	8,719	7,732	12.8%	25,251	22,854	10.5%
Federal & Defense	2,778	6,498	(57.2)%	9,987	20,401	(51.0)%
Adjusted Corporate expenses (2)	(1,112)	(140)	694.3%	(2,489)	(1,046)	138.0%
Adjusted EBITDA	$23,955	$21,372	12.1%	$69,118	$55,723	24.0%

(2) Includes certain adjustments not directly attributable to any of our segments.

Reconciliation of Segment EBITDA and Adjusted EBITDA to Operating Income (Loss)

	Three months ended September 30,		Nine months ended September 30,
(in thousands)	2022	2021	2022	2021
Aviation
Operating income (loss)	$10,017	$3,719	$24,089	$(18,885)
Depreciation and amortization	3,413	3,062	9,558	8,171
EBITDA	13,430	6,781	33,647	(10,714)
Acquisition, integration and restructuring costs	140	501	387	501
Inventory reserve	—	—	—	23,727
Russia/Ukraine conflict (1)	—	—	2,335	—
Adjusted EBITDA	$13,570	$7,282	$36,369	$13,514

Fleet
Operating income	$6,539	$5,387	$18,286	$15,128
Depreciation and amortization	2,037	2,345	6,611	7,033
EBITDA	8,576	7,732	24,897	22,161
Acquisition, integration and restructuring costs	143	—	354	—
Inventory reserve	—	—	—	693
Adjusted EBITDA	$8,719	$7,732	$25,251	$22,854

Federal & Defense
Operating income	$1,939	$5,386	$3,803	$17,410
Depreciation and amortization	769	1,112	2,480	2,991
EBITDA	$2,708	$6,498	$6,283	$20,401
Forward contract loss provision	—	—	3,482	—
Acquisition, integration and restructuring costs	70	—	222	—
Adjusted EBITDA	$2,778	$6,498	$9,987	$20,401

(1) Adjustment represents a non-cash charge recorded to reduce the carrying amount of accounts receivable and inventory related to the Russia/Ukraine military conflict.

Reconciliation of Operating Cash to Free Cash Flow

	Three months ended September 30,		Nine months ended September 30,
(in thousands)	2022	2021	2022	2021
Net cash provided by (used in) operating activities	$15,932	$23,445	$(4,206)	$(30,523)
Capital expenditures	(4,670)	(2,448)	(7,416)	(7,606)
Free cash flow	$11,262	$20,997	$(11,622)	$(38,129)

Reconciliation of Debt to Net Debt

	September 30,	December 31,
(in thousands)	2022	2021
Principal amount of debt	$299,230	$286,734
Debt issuance costs	(1,537)	(2,165)
Cash and cash equivalents	(90)	(518)
Net debt	$297,603	$284,051

The non-GAAP Financial Information set forth in this document is not calculated in accordance with GAAP under SEC Regulation G. We consider Adjusted Net Income, Adjusted EPS (Diluted), EBITDA, Adjusted EBITDA, net debt and free cash flow as non-GAAP financial measures and important indicators of performance and useful metrics for management and investors to evaluate our business' ongoing operating performance on a consistent basis across reporting periods. These non-GAAP financial measures, however, should not be considered in isolation or as a substitute for performance measures prepared in accordance with GAAP. Adjusted Net Income represents Net Income adjusted for acquisition-related costs, forward contract loss provision and other discrete items, and related tax impact. Adjusted EPS (Diluted) is computed by dividing net income, adjusted for the discrete items as identified above and the related tax impacts, by the diluted weighted average number of common shares outstanding. EBITDA represents net income before interest expense, income taxes, amortization of intangible assets and depreciation and other amortization. Adjusted EBITDA represents EBITDA (as defined above) adjusted for the discrete items as identified above. Net debt is defined as total debt less cash and cash equivalents. Free cash flow represents operating cash flow less capital expenditures.

CONFERENCE CALL

A conference call will be held Thursday, October 27, 2022 at 8:30 A.M. EST to review the Company’s financial results, discuss recent events and conduct a question-and-answer session.

A webcast of the conference call and accompanying presentation materials will be available in the Investor Relations section of VSE’s website at https://ir.vsecorp.com. To listen to the live broadcast, go to the site at least 15 minutes prior to the scheduled start time in order to register, download and install any necessary audio software.

To participate in the live teleconference:

Domestic Live:	(877) 407-0789
International Live:	(201) 689-8562
Audio Webcast:	https://viavid.webcasts.com/starthere.jsp?ei=1574666&tp_key=728cde2732

To listen to a replay of the teleconference through November 10, 2022:

Domestic Replay:	(844) 512-2921
International Replay:	(412) 317-6671
Replay PIN Number:	13733403

ABOUT VSE CORPORATION

VSE is a leading provider of aftermarket distribution and repair services for land, sea and air transportation assets for government and commercial markets. Core services include MRO services, parts distribution, supply chain management and logistics, engineering support, and consulting and training services for global commercial, federal, military and defense customers. VSE also provides information technology and energy consulting services. For additional information regarding VSE’s services and products, visit www.vsecorp.com.

AVIATION
Distribution & MRO Services

VSE’s Aviation segment provides aftermarket MRO and distribution services to commercial, business and general aviation, cargo, military/defense and rotorcraft customers globally. Core services include parts distribution, component and engine accessory MRO services, rotable exchange and supply chain services.

FLEET
Distribution & Fleet Services

VSE's Fleet segment provides parts, inventory management, e-commerce fulfillment, logistics, supply chain support and other services to the commercial aftermarket medium- and heavy-duty truck market, the United States Postal Service (USPS), and the United States Department of Defense. Core services include parts distribution, sourcing, IT solutions, customized fleet logistics, warehousing, kitting, just-in-time supply chain management, alternative product sourcing, engineering and technical support.

FEDERAL & DEFENSE
Logistics & Sustainment Services

VSE's Federal & Defense segment provides aftermarket MRO and logistics services to improve operational readiness and extend the lifecycle of military vehicles, ships and aircraft for the U.S. Armed Forces, federal agencies and international defense customers. Core services include base operations support, procurement, supply chain management, vehicle, maritime and aircraft sustainment services, IT and data management services and energy consulting.

Please refer to the Form 10-Q that will be filed with the Securities and Exchange Commission (SEC) on or about October 27, 2022 for more details on our third quarter 2022 results. Also, refer to VSE’s Annual Report on Form 10-

K for the year ended December 31, 2021 for further information and analysis of VSE’s financial condition and results of operations. VSE encourages investors and others to review the detailed reporting and disclosures contained in VSE’s public filings for additional discussion about the status of customer programs and contract awards, risks, revenue sources and funding, dependence on material customers, and management’s discussion of short- and long-term business challenges and opportunities.

FORWARD LOOKING STATEMENTS

This document contains certain forward-looking statements. These forward-looking statements, which are included in accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, may involve known and unknown risks, uncertainties and other factors that may cause VSE’s actual results and performance in future periods to be materially different from any future results or performance suggested by the forward-looking statements in this document. Although we believe the expectations reflected in such forward-looking statements are based upon reasonable assumptions, we can give no assurance that actual results will not differ materially from these expectations. “Forward-looking” statements, as such term is defined by the SEC in its rules, regulations and releases, represent our expectations or beliefs, including, but not limited to, statements concerning our operations, economic performance, financial condition, the impact of widespread health developments, the health and economic impact thereof, and the governmental, commercial, consumer and other responses thereto, growth and acquisition strategies, investments and future operational plans. Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “forecast,” “seek,” “plan,” “predict,” “project,” “could,” “estimate,” “might,” “continue,” “seeking” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. These statements, by their nature, involve substantial risks and uncertainties, certain of which are beyond our control, and actual results may differ materially depending on a variety of important factors, including, but not limited to, factors identified in our reports filed or expected to be filed with the SEC including our Annual Report on Form 10-K for the year ended December 31, 2021. All forward-looking statements made herein are qualified by these cautionary statements and risk factors and there can be no assurance that the actual results, events or developments referenced herein will occur or be realized. Readers are cautioned not to place undue reliance on these forward looking-statements, which reflect management's analysis only as of the date hereof. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results.

INVESTOR CONTACT

Noel Ryan
(720) 778-2415
investors@vsecorp.com

VSE Corporation and Subsidiaries

Unaudited Consolidated Balance Sheets
(in thousands except share and per share amounts)

	September 30,	December 31,
	2022	2021
Assets
Current assets:
Cash and cash equivalents	$90	$518
Receivables (net of allowance of $3.4 million and $1.7 million, respectively)	91,093	76,587
Unbilled receivables	44,084	31,882
Inventories	349,917	322,702
Other current assets	28,154	32,304
Total current assets	513,338	463,993

Property and equipment (net of accumulated depreciation of $72 million and $66 million, respectively)	44,564	42,486
Intangible assets (net of accumulated amortization of $120 million and $135 million, respectively)	94,857	108,263
Goodwill	248,837	248,753
Operating lease right-of-use asset	23,950	27,327
Other assets	31,980	27,736
Total assets	$957,526	$918,558

Liabilities and Stockholders' equity
Current liabilities:
Current portion of long-term debt	$9,162	$14,162
Accounts payable	119,093	115,064
Accrued expenses and other current liabilities	50,791	49,465
Dividends payable	1,280	1,273
Total current liabilities	180,326	179,964

Long-term debt, less current portion	288,531	270,407
Deferred compensation	10,128	14,328
Long-term lease obligations under operating leases	22,947	27,168
Deferred tax liabilities	10,166	9,108
Other long-term liabilities	—	250
Total liabilities	512,098	501,225

Commitments and contingencies

Stockholders' equity:
Common stock, par value $0.05 per share, authorized 23,000,000 shares; issued and outstanding 12,799,678 and 12,726,659, respectively	640	636
Additional paid-in capital	91,706	88,515
Retained earnings	347,730	328,358
Accumulated other comprehensive income (loss)	5,352	(176)
Total stockholders' equity	445,428	417,333
Total liabilities and stockholders' equity	$957,526	$918,558

VSE Corporation and Subsidiaries

Unaudited Consolidated Statements of Income
(in thousands except share and per share amounts)

	For the three months ended September 30,		For the nine months ended September 30,
	2022	2021	2022	2021
Revenues:
Products	$138,216	$113,005	$419,023	$276,048
Services	104,271	87,577	296,416	264,627
Total revenues	242,487	200,582	715,439	540,675

Costs and operating expenses:
Products	123,348	101,044	376,781	273,081
Services	96,653	79,916	279,163	241,104
Selling, general and administrative expenses	981	809	2,752	1,897
Amortization of intangible assets	4,233	4,921	13,406	13,812
Total costs and operating expenses	225,215	186,690	672,102	529,894

Operating income	17,272	13,892	43,337	10,781

Interest expense, net	4,818	2,780	12,299	8,476

Income before income taxes	12,454	11,112	31,038	2,305

Provision for income taxes	3,035	2,091	7,827	539

Net income	$9,419	$9,021	$23,211	$1,766

Basic earnings per share	$0.74	$0.71	$1.82	$0.14

Basic weighted average shares outstanding	12,797,727	12,704,165	12,772,731	12,496,646

Diluted earnings per share	$0.73	$0.71	$1.81	$0.14

Diluted weighted average shares outstanding	12,834,084	12,774,636	12,816,319	12,573,076

Dividends declared per share	$0.10	$0.09	$0.30	$0.27

VSE Corporation and Subsidiaries

Unaudited Consolidated Statements of Cash Flows
(in thousands)

	For the nine months ended September 30,
	2022	2021
Cash flows from operating activities:
Net income	$23,211	$1,766
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	19,277	18,996
Deferred taxes	(779)	(4,803)
Stock-based compensation	3,597	2,968
Inventory valuation adjustment	1,094	24,420
Loss on sale of PPE	—	(48)
Changes in operating assets and liabilities, net of impact of acquisitions:
Receivables	(14,506)	(9,321)
Unbilled receivables	(12,202)	(4,484)
Inventories	(28,309)	(66,518)
Other current assets and noncurrent assets	6,189	(18,912)
Accounts payable and deferred compensation	(171)	17,955
Accrued expenses and other current and noncurrent liabilities	(1,607)	7,458

Net cash used in operating activities	(4,206)	(30,523)

Cash flows from investing activities:
Purchases of property and equipment	(7,416)	(7,606)
Proceeds from the sale of property and equipment	—	199
Proceeds from the payment on notes receivable	4,235	1,550
Earn-out obligation payments	—	(750)
Cash paid for acquisitions, net of cash acquired	—	(53,232)

Net cash used in investing activities	(3,181)	(59,839)

Cash flows from financing activities:
Borrowings on loan agreement	358,051	394,079
Repayments on loan agreement	(345,554)	(350,956)
Proceeds from issuance of common stock	486	52,017
Earn-out obligation payments	(1,250)	(808)
Payments of taxes for equity transactions	(942)	(681)
Dividends paid	(3,832)	(3,284)

Net cash provided by financing activities	6,959	90,367

Net (decrease) increase in cash and cash equivalents	(428)	5
Cash and cash equivalents at beginning of period	518	378
Cash and cash equivalents at end of period	$90	$383